                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
          March 30, 2006
       Date of Report (Date of earliest event reported)

                            2-TRACK GLOBAL, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                   333-89208               41-2036671
(State or Other Jurisdiction      (Commission File          (I.R.S. Employer
      of Incorporation)                Number)           Identification Number)

               35 Argo House, Kilburn Road, London, U.K. NW6 5LF

              (Address of principal executive offices) (zip code)

                                 011-44-20-7644-0472

              (Registrant's telephone number, including area code)
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

   TABLE OF CONTENTS

Item 2.2  Operations and Financial
Item 8.01 Other events
Signatures
Exhibit index

Item 2.02. Results of operations and Financial Condition.

      On March 29, 2006, London, U.K. -- 2-Track Global, Inc. (the "Company") filed a Form 12b-25 Notification of Late Filing with respect to its Annual Report on Form 10-K for fiscal 2005 in which it stated that (1)the auditor  requires an additional  time to  complete  the Form 10-KSB for the  fiscal  year  ended
December 31, 2005 and (2)the Company decides to change its accounting policy on the treatment of Research and Development costs according to the Financial
Accounting Standards, Accounting for Research and Development Costs, which require that companies expense R&D costs as those costs are incurred.
Accordingly, all accumulated research and development costs were written off as of December 31, 2005 and any future research and development costs will be expensed as they are incurred. The amount to be written off for year 2005 will be approximately $860,000.

The Registrant also accrued $392,000 of unpaid directors' and consultant fees for the year 2005.

A copy of this news release is attached hereto as exhibit 99.1.

Item 8.01 Other events

      On March 30, 2006, the Company issued a news release accompanying the
Company's participation in CeBIT 2006 in Hanover, Germany. A copy of this news release is attached hereto as exhibit 99.2.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              2-Track Global, Inc.

Dated: March 30, 2006                         By: /s/ Mike Jung
                                                  ------------------------------
                                                  Name:  Mike Jung
                                                  Title: CEO & CFO